Exhibit 10.3

FIFTH AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Fifth Amendment”) is made and entered into as of November 5, 2020, by and between EAST WEST BANK, a Delaware corporation (“Bank”), and NEWAGE, INC., f/k/a NEW AGE BEVERAGES CORPORATION, a Washington corporation (“Borrower”).

WHEREAS, Borrower and Bank are party to that certain Loan and Security Agreement, dated as of March 29, 2019, by and between Borrower, as borrower, and Bank, as lender (as amended by that certain First Amendment, Waiver and Consent to Loan and Security Agreement, dated as of July 11, 2019, that certain Second Amendment and Waiver to Loan and Security Agreement, dated as of October 9, 2019, that certain Third Amendment and Waiver to Loan and Security Agreement, dated as of March 13, 2020, that certain Fourth Amendment to Loan and Security Agreement, dated as of July 6, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower and Bank desire to (i) amend certain provisions of the Loan Agreement and (ii) waive any default or Event of Default that has arisen or would otherwise arise under Section 8.2(a) of the Loan Agreement for Borrower and its Subsidiaries’ failure to achieve, in accordance with Section 7.12(a) of the Loan Agreement, Adjusted EBITDA of at least -$4,000,000 for the three month period ending on September 30, 2020; and

WHEREAS, pursuant to Section 9.6 of the Loan Agreement, a waiver under the Loan Agreement may be granted by Bank, and pursuant to Section 12.7 of the Loan Agreement, the Loan Agreement may be amended by an instrument in writing signed by Borrower and Bank.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement. This Fifth Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and the other Loan Documents.

2. Waiver. Bank hereby waives any non-compliance by Borrower with the covenant set forth in Section 7.12(a) of the Loan Agreement as a result of its and its Subsidiaries’ failure to achieve Adjusted EBITDA of at least -$4,000,000 for the three month period ending on September 30, 2020 and any default or Event of Default that may have occurred or would otherwise arise under Section 8.2(a) of the Loan Agreement as a result thereof.

3. Amendment to Section 7.12(a). Section 7.12(a) is hereby deleted in its entirety and replaced with “[Reserved].”.

4. Amendment to Exhibit B. Exhibit B to the Credit Agreement is hereby amended and restated in its entirety in the form of Annex I attached hereto.

5. Conditions to Effectiveness. This Fifth Amendment shall become effective upon receipt by Bank of counterpart signatures to this Fifth Amendment duly executed and delivered by Bank and Borrower.

6. Expenses. Borrower agrees to pay on demand all expenses of Bank (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to Bank) incurred in connection with the negotiation, preparation, execution and delivery of this Fifth Amendment.

7. Representations and Warranties. Borrower hereby represents and warrants to Bank as follows:

(a) After giving effect to this Fifth Amendment, the representations and warranties contained in the Loan Agreement or any other Loan Document shall be true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(b) After giving effect to this Fifth Amendment, no default or Event of Default shall have occurred and be continuing.

8. No Implied Amendment or Waiver. Except as expressly set forth in this Fifth Amendment, this Fifth Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Bank under the Loan Agreement or alter, modify, amend, waive or in any way affect any of the terms, obligations or covenants contained in the Loan Agreement, all of which shall continue in full force and effect. Nothing in this Fifth Amendment shall be construed to imply any willingness on the part of Bank to agree to or grant any similar or future consent, amendment or waiver of any of the terms and conditions of the Loan Agreement or the other Loan Documents.

9. Release. Borrower hereby acknowledges and agrees that: (a) to its knowledge neither it nor any of its Affiliates have any claim or cause of action against Bank (or any of its Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Loan Agreement as of the date hereof and (b) to its knowledge, as of the date hereof, Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrower under the Loan Agreement. Notwithstanding the foregoing, Bank wishes to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Bank’s rights, interests and/or remedies under the Loan Agreement. Accordingly, for and in consideration of the agreements contained in this Fifth Amendment and other good and valuable consideration, Borrower (for itself and its Affiliates and the successors and assigns of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Bank and its Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, in each case that exist or have occurred on or prior to the date of this Fifth Amendment which any Releasor has heretofore had or now shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, except for a Released Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, prior to the date hereof arising out of, connected with or related in any way to the Loan Agreement, or any act, event or transaction related or attendant thereto, or Bank’s agreements contained therein, or the possession, use, operation or control in connection therewith of any of the assets of Borrower, or the making of any advance thereunder, or the management of such advance, in each case on or prior to the date of this Fifth Amendment.

10. Counterparts. This Fifth Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fifth Amendment by e-mail (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

11. Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NEWAGE, INC.,
as Borrower

By:	/s/ Gregory A. Gould
Name:	Gregory A. Gould
Title:	Chief Financial Officer

EAST WEST BANK,
as Bank

By:	/s/ Kelvin Chan
Name:	Kelvin Chan
Title:	Managing Director

Signature Page to Fifth Amendment to Loan and Security Agreement

Annex I

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	EAST WEST BANK	Date:
FROM:	NEWAGE, INC. (f/k/a NEW AGE BEVERAGES CORPORATION)

The undersigned authorized officer of NewAge, INC. (f/k/a New Age Beverages Corporation) (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and East West Bank (“Bank”) (the “Agreement”), (i) Borrower is in complete compliance for the period ending [_______________] with all required covenants except as noted below, (ii) there are no Events of Default, (iii) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (iv) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (v) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements	Monthly within 45 days	Yes No
Quarterly financial statements	Quarterly within 50 days	Yes No
Annual financial statements (CPA Audited)	FYE within 105 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within 60 days	Yes No

The following Intellectual Property was registered after the [Effective Date/date of the last Compliance Certificate] (if no registrations, state “None”)

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Financial Covenant	Required	Actual	Complies

Maximum Total Leverage Ratio:
Quarters ending 6/30/21 through 9/30/21	2.50 to 1.00		[Yes/No]
Quarters ending 12/31/21 through 9/30/22	2.00 to 1.00		[Yes/No]
Quarter ending 12/31/22 and thereafter	1.50 to 1.00		[Yes/No]

Minimum Fixed Charge Coverage Ratio (6/30/21 and thereafter):	1.25 to 1.00		[Yes/No]

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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NEWAGE, INC.

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Calculations of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________, 20__

1. Total Leverage Ratio

The Total Leverage Ratio for the fiscal quarter ended [ ][1]: Calculation of the Total Leverage Ratio: [ ]	_____ _____
The maximum Total Leverage Ratio permitted by Section 7.12(c) of the Agreement is the ratio set forth in the table below opposite such date:

Date	Maximum Total Leverage Ratio
June 30, 2021	2.50 to 1.00
September 30, 2021	2.50 to 1.00
December 31, 2021	2.00 to 1.00
March 31, 2022	2.00 to 1.00
June 30, 2022	2.00 to 1.00
September 30, 2022	2.00 to 1.00
December 31, 2022 and thereafter	1.50 to 1.00
Compliance:	[Yes] [No]

2. Fixed Charge Coverage Ratio

The minimum Fixed Charge Coverage Ratio for the fiscal quarter ended [ ][2]: Calculation of the Fixed Charge Coverage Ratio: [ ]	_____ _____
The minimum Fixed Charge Coverage Ratio permitted by Section 7.12(d) of the Agreement is the ratio set forth in the table below opposite such date:

Date	Minimum Fixed Charge Coverage Ratio
June 30, 2021 and thereafter	1.25 to 1.00
Compliance:	[Yes] [No]

1 To be the fiscal quarter most recently ended.

2 To be the fiscal quarter most recently ended.